EXHIBIT 99.1

Caneum Signs Definitive Agreement to Acquire Pipeline Software

Friday July 9, 2004

NEWPORT BEACH - (BUSINESS WIRE) - July 9, 2004 - Caneum, Inc.
(OTC/BB: "CANM") today announced that it has executed a Merger Agreement to acquire Pipeline Software, Inc. Based in Newport Beach, California, Pipeline Software brings onshore and NAFTA-based software development, consulting and information technology outsourcing capabilities to Canuem's suite of outsourcing services. Closing of the acquisition is anticipated to occur within the third quarter and is conditioned upon both the audit of the financial statements of Pipeline and Caneum shareholder approval.

Pipeline Software, Inc., a California corporation, is a leading technology services organization that provides high-value business solutions to clients in the technology sector. Founded in 1997, Pipeline's services include outsourced information technology, infrastructure management, e-business application development and integration services. Pipeline's clients have included leading companies such as Anritsu Corporation, Continental Graphics (a Division of Boeing), CoSine Communications, Disney, Mitrix Technologies (a Division of Mitsui LTD), Hewlett Packard, Verifone, Intel, KLA-Tencor, Satisfusion, Seagate and Xerox.

As part of the combined organization, Pipeline Software will provide business enhancement and technology solutions including business process assessment, selection, implementation and re-engineering outsourcing services across customer relationship management (CRM) and supply chain management (SCM) systems. Additional outsourcing services include solutions architecture, infrastructure design, systems integration, and custom application development using best-practice methodologies and leading technology platforms from BEA Systems, Oracle and Microsoft.

Caneum Chairman Alan Knitowski commented, "In addition to the company's recent stock listing, organic revenue growth and contract wins, executing on the roll-up strategy with the successful signing of the Pipeline merger agreement serves as further validation of our management team's commitment to success for shareholders. We continue to pursue candidates that fit into our acquisition-integration-execution strategy in hopes of becoming a leader in the business process and information technology outsourcing sector."

"We are excited about the growth opportunities that will result from our combined companies. Pipeline's expertise in advanced system design and development is a perfect compliment to Caneum's strategic consulting and global sourcing capabilities," stated Charlie Sundling, Chairman and CEO of Pipeline Software. "Our combined services offering will provide clients a true end-to-end solution; from business strategy, to system design, development and on-going maintenance, all of which will be provided to clients through Canuem's highly scaleable, cost effective, mixed-shore service delivery model." Mr. Sundling commented further, "We are extremely optimistic about this union and the future value it will bring to customers and shareholders."

The securities to be issued in the transaction with Pipeline will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Caneum, Inc.:

Caneum Inc. is a global provider of business process and information technology outsourcing services across vertical industries including technology, energy, government, education and healthcare. It provides a suite of business planning and strategy capabilities to assist companies with their "make versus buy" decisions in the areas of data, network, product development, product maintenance and support, and fulfills its services onshore, in-region (NAFTA) and offshore depending on the business goals and objectives of its global clients. In parallel, Caneum is aggressively pursuing a micro-cap roll-up strategy within its core outsourcing service suite in order to broaden its capability set and simultaneously take advantage of the large number of companies worldwide that currently lack an exit strategy for their businesses and shareholders. For more information, visit the company's Web site at http://www.caneum.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. The company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include but are not limited to the risk factors noted in the company's filings with the Securities & Exchange Commission, such as the rapidly changing nature of technology, evolving industry standards and frequent introductions of new products and enhancements by competitors; the competitive nature of the markets for Caneum's services, concentration of approximately 80% of Pipeline's revenue from a single client, the loss of which would have a material detrimental effect on the business and revenues generated by Pipeline; Caneum's ability to gain market acceptance for its services and products; the company's ability to attract and retain skilled personnel; and the company's reliance on third-party suppliers.

Contacts:

Caneum, Inc.
Brittany Mason
949-273-4006
info@caneum.com

Investors:
The Liquid Consulting Group, Inc., for Caneum, Inc.
Brett H. Pojunis, 702-204-7792
stockinfo@caneum.com

Media:
Caneum, Inc.
Jason Daggett
714-264-7975
jdaggett@caneum.com